SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silicon Graphics International Corp.
(Name of Registrant as Specified in its Charter)

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Silicon Graphics International Corp. (the “Company”) will hold its Annual Meeting of Stockholders on Tuesday, December 9, 2014 at 9:00 AM local time at our executive offices located at 900 North McCarthy Blvd., Milpitas, California 95035 (the “Annual Meeting”).  The proxy statement for the Annual Meeting was first mailed to stockholders on or about October 24, 2014 (the “Proxy Statement”).

Amendment to Share Reserve

At the Annual Meeting, the Company’s stockholders will vote upon, among other items, a proposal to approve the Silicon Graphics International Corp. 2014 Omnibus Incentive Plan (the “2014 Plan”).  As set forth in Proposal 2 of the Proxy Statement, the 2014 Plan reserved for issuance, subject to stockholder approval, 3,300,000 shares of our common stock (the “Initial Share Reserve”).

Following publication of the Proxy Statement, ISS Proxy Advisory Services raised concerns regarding the Initial Share Reserve.  In connection with this additional information, the Company has decided to reduce the Initial Share Reserve requested for approval under Proposal 2 of the Proxy Statement from 3,300,000 to 2,500,000 (the “Amended Share Reserve”). All of the other terms and conditions of the 2014 Plan remain unchanged by the amendment and as described on pages 20 to 26 of the Proxy Statement.

As stated in Proposal 2 of the Proxy Statement, our three-year average burn rate (calculated from June 2011 through June 2014) is 6.0%, but our two-year average burn rate (calculated from June 2012 through June 2014) is 5.21%.  Additionally, our net burn rate, which, unlike the burn rate reported in the prior sentence, takes into account cancellations and other shares returned to the reserve during the applicable fiscal year, was equal to 3.9% on average for the past three years (calculated from June 2011 through June 2014), and 3.0% on average for the last two years (calculated from June 2012 through June 2014).

In addition to the Amended Share Reserve, Proposal 2 of the Proxy Statement is hereby supplemented as follows:

Burn Rate Commitment

We commit to cap our average annual burn rate at 5.49% over fiscal years 2015, 2016, and 2017. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during that same fiscal year. For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.  The Company’s current equity award grant practices favor restricted stock unit grants over stock options and stock appreciate rights, as the Company believes that restricted stock units are potentially less dilutive than stock options and stock appreciation rights.